EXHIBIT 23-1


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-64151) of Whitman Education Group, Inc. and the Registration Statement (Form S-8 No. 333-16007) pertaining to the 1996 Stock Option Plan of Whitman Education Group, Inc., and in the related Prospectuses, of our report dated June 6, 1997, with respect to the consolidated financial statements of Whitman Education Group, Inc. included in this Annual Report (Form 10-K) for the year ended March 31, 1997.

                                               /S/ ERNST & YOUNG LLP
                                               ================================
                                               ERNST & YOUNG LLP

Miami, Florida
June 25, 1997